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                                                                   EXHIBIT 10.41


                                  ETCH ART INC.
                           AMERICAN INDUSTRIAL CENTER
                                ORLANDO, FLORIDA


        THIS LEASE made this 5th day of April 1998 by and between American Industrial Center, a Limited Partnership, and or assigns, hereinafter called "Lessor," and Etch Art, Inc. a Florida Corporation, hereinafter called "Lessee,"

        WITNESSETH That the said Lessor does hereby agree to lease the Building described as 955 Charles Street Unit 109, as shown in Exhibit A, consisting of 10,000 square feet, in the City of Longwood, County of Seminole, State of Florida and that said Lessor does hereby demise and lease to the said Lessee, and the said Lessee does hereby hire of and from the said Lessor the aforesaid described premises,

        TO HAVE AND TO HOLD unto the said Lessee for a term of Thirty-six (36) months commencing on July 1, 1998 and ending on June 30 2001. Thereafter the term will revert to month to month unless a new lease agreement is established.

        Said Lessor and said Lessee do hereby agree that the following covenants, agreements, conditions, and terms are a part of this Lease Agreement, and Lessor and Lessee do hereby covenant and agree to and with each other as follows:

        RENT

        1. Lessee agrees to pay to Lessor as rent during the first year the sum of Forty-eight Thousand Four Hundred and 00/100 ($48,400.00) Dollars. This is payable in monthly sums of Four Thousand Thirty-three and 33/100 ($4,033.33) Dollars, hereafter referred to as MINIMUM MONTHLY RENT, in advance by the firth (1st) day of each month. For the remaining term of the lease, the annual rental shall be computed as set forth in the Rent Adjustment paragraph. This sum does not include the Florida State Sales Tax (currently seven (7%) percent) same to be due and payable monthly in advance on the first (1st) day of each and every calendar month during said term with the first such monthly payment to be due and payable on the initial date of said term.

        RENT ADJUSTMENT

        2. Notwithstanding any other provision in the lease to the contrary, rent shall be adjusted in accordance with the Consumer Price Index for Urban Wage Earners and Clerical Workers, Miami, issued by the Bureau of Labor Statistics of the U.S. Department of Labor, effective July 1, 1978, hereinafter referred to as the "Index". The Index shall be the basic standard for the month immediately preceding the date the certificate of occupancy is issued for the subject premises (to be amended on that date). The first adjustment shall be made twelve (12) months after the date certificate of occupancy has been issued and shall be effective for that lease


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year. Thereafter, adjustments will be made annually and will be effective for the then ensuing lease year. Rent adjustments shall be made by multiplying the initial minimum MONTHLY RENT by a fraction, the numerator of which shall be the new Index figure (such figure being the Index figure for the month ninety (90) days preceding each Rental Adjustment date) and the denominator of which shall be the basic standard: and the result thus obtained shall be the then applicable MINIMUM MONTHLY RENT to be paid monthly over the ensuing lease year period. In no event shall the MINIMUM MONTHLY RENT (as adjusted by the foregoing formula) for a lease year ever be less than the MINIMUM MONTHLY RENT for the prior lease year. Additionally, the annual rental increase shall not be greater than seven (7.0%) percent of the previous years rent. It is understood that the above Index is now being published monthly by the Bureau of Labor Statistics to the Unites States Department of Labor. Should the Bureau of Labor Statistics change the manner of computing such Index, the Bureau shall be requested to furnish a conversion factor designed to adjust the new Index to the one previously in use, and the adjustments to the new Index shall be made on the basis of such conversion factor. Should the publication of said Index be discontinued by said Bureau of Labor Statistics then such other Index as may be published by such Bureau most nearly approaching said discontinued Index shall be used in making the adjustments herein provided for. Should said Bureau discontinue the publication of any index herein contemplated, then such Index as may be published by another United States Governmental Agency as most nearly approximates the Index herein first above referred to as the Index to be used subject to the application of an appropriate conversion factor to be furnished by the governmental agency publishing the adopted Index.

        3. If such governmental agency will not furnish such conversion factor, then the parties shall agree upon a conversion factor or a new Index; and in the event agreement cannot be reached as to such conversion factor of such new Index, then the parties hereto agree to submit the matter to arbitrators, in accordance with the rules of the American Arbitration Association and judgement or decree upon the award rendered by the arbitrators may be rendered in any court having jurisdiction thereof.

        DEPOSITS

        4. Simultaneously with the execution of this Lease, Lessee shall deposit with Lessor the sum of Four Thousand Five Hundred ($4,500.00) Dollars to be held as a non-interest bearing security deposit for the faithful performance by the Lessee of all terms, conditions, and covenants contained in this Lease. The first month's rent along with the applicable sales tax, Four Thousand Three Hundred Fifteen and 66/100 ($4,315.66) Dollars, is also due simultaneously with the execution of the lease, and will not be held as a security deposit.

        5. If the Lease is canceled for default of the Lessee for failure to properly maintain said demised premises, failure to pay personal property taxes when due or default or any other of the covenants contained in this Lease, then no part of said security deposit thereon shall be returned by the Lessor to the Lessee, nor shall the Lessor be bound to account unto the Lessee for any part of the deposit.


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        6.     Provided Lessee is not in default of any of the covenants
contained herein, said security deposit shall be returned to Lessee by Lessor within thirty (30) days of the termination of this Lease.

        7. In the event of a sale of the property, subject to this Lease, upon written notice to the Lessee, the Lessor shall have the right to transfer this deposit to the new Lessor and the Lessor shall be considered released by the Lessee from all liability for the return of said security deposit and Lessee shall look solely to the new Lessor for the return of said deposit, and it is agreed by Lessee, Lessor, and any and all new Lessors that this shall apply to every transfer or assignment made of the deposit. In the event of any rightful and permitted assignment of this Lease, the said deposit shall be deemed to be held by the new Lessor as a deposit made by the Lessee, and the new Lessor shall be bound by the covenants herein as applied to the original Lessor.

        8. In the event Lessee desires to sell his business subject to this Lease, said security deposit shall remain with the Lessor according to the provisions contained herein.

        9. In the event of any bankruptcy or other proceeding against or by Lessee, it is hereby agreed that all funds held hereunder shall be deemed to be applied first to rent and other charges first due to Lessor for all periods to the filing of any such proceedings.

        OCCUPANCY

        10. Lessor and Lessee agree that Lessee will occupy said premises on or before July 1, 1998.

        USE OF DEMISED PREMISES

        11. Lessee hereby covenants and agrees to use said premises exclusively as an office/warehouse/distribution center as well as a light manufacturing facility. All of which are within the current zoning regulation.

        12. Lessee hereby covenants and agrees, at the expiration of said term, to remove his goods and effects from said premises and to peacefully yield up said premises to Lessor.

        INDEMNIFICATION

        13. Lessee hereby covenants and agrees to hold Lessor free and harmless from, and agrees to indemnify said Lessor against, any and all liability and claims for damages, personal injury, or death sustained by Lessee, or sustained by any other person, while on the leased premises during the term of this Lease Agreement, as a result of the negligence or other conduct of the Lessee, or the servants, agents, or employees of Lessee.


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        14.    Lessor shall indemnify and hold harmless Lessee from all damages or losses suffered, and claims advance by third persons and arising out of Lessor's, its employees, or agents' negligence which is connected with the use, ownership or occupancy of the property herein or arising out of or connected with any breach of any term or condition of this Lease Agreement by Lessor.

        15. Both the Lessor and Lessee shall each carry liability insurance in the amount of not less than One Million ($1,000,000.00) Dollars for any one claim arising out of their respective employees, or agents' negligence which is, in any manner connected with the use, ownership or occupancy of the property herein. If the Lessee causes the insurance premiums to increase, such will be paid by the Lessee.

        INSPECTION

        16. It is understood and agreed that Lessor may, during said term, at all reasonable times and during usual business hours, enter upon and view or inspect the said demised premises, and except in case of prior renewal or extension of the Lease Agreement, may at any time during the One Hundred Eighty
(180) day period next preceding the expiration of said term show the said premises to others and within a Ninety (90) day period preceding the expiration of said premises, affix to any suitable part of said premises a notice or advertisement for letting or selling such premises, all without any hindrance or molestation.

        LIABILITY

        17. It is mutually understood and agreed that Lessor shall not be liable for loss or damage to the property of Lessee, or of others, located upon or about the said demised premises, except only such loss or damage as may be caused by the negligence or willful conduct of the Lessor.

        QUIET ENJOYMENT

        18. Lessor hereby covenants and agrees that Lessee, upon paying the rent herein specified and observing the covenants and agreements contained, shall and may peaceably and quietly have, hold, and enjoy the said demised premises during the term hereof, and during any extensions or renewals thereof.

        UTILITIES

        19. Lessee covenants and agrees to pay promptly when due all charges for utilities supplied to and used upon the said premises. All utilities shall be separately metered.

        LAWS


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        20.    Lessee and Lessor hereby covenant and agree to observe, comply with, and execute promptly at their respective expense, during the term hereof, all laws, rules, requirements, orders, directions, ordinances, and regulations of any and all governmental authorities or agencies, and of all municipal departments, bureaus, boards, and officials due to their respective use or occupancy of the said demised premise.

        HAZARDOUS WASTE

        21. Lessee shall not use, generate, manufacture, store or dispose of, on or about the Property or transport to or from the Property and flammable explosives, radioactive materials, or substances defined as or included in the definition of "hazardous substances, hazardous waste, hazardous materials, and toxic substances" under any applicable federal or state laws or regulations in effect during the term of the current lease.

        TAXES

        22. Lessee hereby covenants and agrees to pay promptly when due all taxes which may hereafter be levied or assessed during said term against any and all of Lessee's personal property located on said demised premises.

        ASSIGNMENT OR SUBLETTING

        23. Lessee shall not assign or sublet this Lease Agreement without the prior written consent of Lessor, which will not be unreasonably withheld. Not withstanding anything to the contrary contained in this Lease Agreement, Lessee shall have the right, without Lessor's prior written consent, at any time and from time to time to assign this Lease Agreement or sublet the demised premises to a subsidiary or parent of Lessee or to another entity which succeeds to the business of Lessee, by merger, consolidation, acquisition of assets or stock. In the event of any assignment or subletting, the Lessee shall remain responsible for the fulfillment of the terms of this Lease Agreement.

        LIENS

        24. Lessee shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of the Lessor in the premises herein demised, or in the building of which the said demised premises are a part, and all material, contractors, artisans, mechanics, and laborers and other persons contracting with Lessee with respect to the demised premises, or any part thereof, are hereby charged with notice that they must look solely to Lessee to secure payment of any bill for work done or material furnished, ordered, or contracted for by Lessee, to or for any purpose during the term of the Lease Agreement. The Lessor shall not allow any liens to remain against the premise after completion of the work described within.

        DEFAULT


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        25.    If Lessee shall default in the payment of any rental or other charges hereunder, and such default continues for a period of five (5) days after written notice, then and in such event, Lessor shall have the right at his option to terminate this Lease Agreement and remove all persons and property from said premises by summary proceedings, or pursue such other remedies as may be allowed by law or equity, and all such remedies and rights shall be deemed separate and cumulative.

        26. If Lessee shall be in default in the observance of any of the covenants on his part to be performed hereunder, and such default continues for a period of thirty (30) days after written notice, then and in such event, Lessor shall have the right at his option to terminate this Lease Agreement and remove all persons and property from said premises by summary proceedings, or pursue such other remedies as may be allowed by law or equity, and all such remedies and rights shall be deemed separate and cumulative.

        27. If Lessee shall be in default in the payment of any rental or other charges hereunder, or in the observance of any of the covenants on his part to be performed hereunder, and if Lessor shall thereafter cancel and terminate this Lease Agreement as provided for in the foregoing paragraph hereof, then and in that event Lessor may, at his option, enter said premises as agent of Lessee, without being liable in any way therefore, and re-let the premises without any equipment, tools and furnishings that may be located thereon at such price and upon such terms and for such duration of time that Lessor may determine, and Lessor may receive the rent therefore and apply the same to the payment of the rent due from Lessee by these presents, and if the full rental herein provided for shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, Lessee shall pay any deficiency to Lessor.

        TIME IS OF ESSENCE

        28. It is mutually understood and agreed that the time of the payment of rental hereunder, and of the observance and performance of the covenants and agreements on the part of the Lessee herein contained, are of the essence of this Lease Agreement.

        LITIGATION

        29. Lessee hereby covenants and agrees to pay all costs of collection, together with a reasonable attorney's fee for Lessor's attorney, in the event Lessee shall be in default of the payment of any rental hereunder and if same is turned over by Lessor to an attorney for collection thereof. In the event of legal action whereby Lessor is judged at fault, the Lessor will pay the cost of Lessee's reasonable attorney's fee.

        CONDEMNATION

        30. If the whole or any part of the said demised premises, or the building of which the said demised premises are a part, or the land upon which said building is located or any parking area used in conjunction with said building or said demised premises shall be taken by any public


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authority over the power of eminent domain, Lessor shall be entitled to receive, keep, and retain all just compensation awarded for such taking. Lessee shall not be entitled to claim or share in such compensation. If all of said premises are so taken by any public authority under the power of eminent domain, then and in that event, this Lease Agreement shall automatically terminate on the date of such taking.

        31. In the event only a portion of said demised premises shall be taken by public authority under the power of eminent domain, to the extent that the remaining portion of said premises is unsuitable for use thereof by Lessee, then and in that event, Lessee shall have the option to then terminate and cancel this Lease Agreement; but in the event Lessee does not so elect to cancel and terminate this Lease Agreement, the unpaid balance of the aforesaid rental herein reserved shall be reduced in that proportion to which the size and area of the premises so taken bears to the size and area of said demised premises before such taking.

        PREMISE MODIFICATION

        32. Lessee hereby covenants and agrees that he will make no unlawful, improper, or offensive use of said premises. Lessee further hereby covenants and agrees that he will not make or attempt to make any permanent betterments or improvements to or upon said premises without the prior written consent of Lessor, which will not be unreasonably withheld, and any such betterments or improvements made by Lessee shall be and become a part of the freehold, and shall be and become the property of Lessor, except any items considered to be trade fixtures including any shelving installed by the Lessee but not to include the recycling system installed by the Lessor.

        WRITTEN NOTICE

        33. Any notices herein required to be given or furnished to Lessor shall be furnished or delivered to the Lessor by certified mail at the following address: 200 Via de Lago Altamonte Springs, Florida 32701 or at such other place or places as Lessor may from time to time designate in writing. Any notices herein required to be given or furnished to Lessee shall be furnished or delivered by certified mail to the Lessee at the following address: 955 Charles Street Unit 105 Longwood, Florida 32750 or such other place or places as Lessee may from time to time designate in writing. The aforesaid monthly installments of rental shall be paid by Lessee to Lessor at Lessor's foregoing address or at such other place or places as Lessor may from time to time designate in writing.

        BANKRUPTCY OR INSOLVENCY

        34. If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against Lessee, before the end of said term, Lessor is hereby irrevocably authorized at his option to forthwith cancel this Lease Agreement, as for a default, or Lessor may elect to accept rent from any receiver, trustee, or court appointed custodian of the Lessee's business or property, without affecting Lessor's rights as contained in his Lease Agreement, but no receiver, trustee,


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or court appointed custodian or other judicially appointed officer shall have any right, title, or interest in or to the said demised premises by virtue of this Lease Agreement.

        LESSOR'S RIGHTS

        35. It is mutually agreed that Lessor shall have the right and privilege, at any time during said term to sell or convey the said demised premises, and the building and real property of which the said demised premises are a part without the consent of Lessee; provided, however, that any such sale or conveyance so made shall in no way impair or diminish Lessee's rights or obligations under this Lease Agreement. It is also mutually agreed that Lessor shall have the right at any time and all times, without the necessity of obtaining the consent of Lessee, to assign this Lease Agreement and/or the rent to become due hereunder, and that Lessor shall have the right at any and all times during said term to encumber and/or execute mortgage liens upon the said demised premises and the building and real property of which the said demised premises are a part, and Lessee agrees that when called upon by Lessor to do so, he will subordinate this Lease Agreement and Lessee's rights hereunder to any bona fide mortgage liens so executed by Lessor.

        36. Whenever used herein, the terms "Lessor" and "Lessee" shall include the heirs, personal representatives, successors, and/or assigns of the respective parties hereto, and the use of the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders, all as the context herein requires.

        37. This Lease Agreement and all of the terms, covenants, and conditions herein contained shall inure to the benefit of and shall be binding upon each of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

        SALES TAX

        38. In addition to the payment of said rent hereunder, Lessee further agrees to pay Lessor at the time of the payment of each monthly rental installment hereunder, any and all sales or use tax imposed thereon by the State of Florida and any other governmental authority.

        LESSOR'S REPAIRS

        39. Lessor will repair any faults including but not limited to load bearing walls or roof collapse, due to construction defects of the building. During the term of this Lease Agreement, Lessor will maintain the structural integrity of the building, including the plumbing and electric located inside the walls, provided it has not been damaged or altered by the Lessee. In the event Lessor fails to properly maintain or repair said demised premises after thirty (30) days written notice, Lessee may at its option assume the responsibility, the cost of which will be billed to the Lessor.

        LESSEE'S REPAIRS


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        40.    Lessee agrees to keep and maintain in good order and repair, at
Lessee's own expense, the entire interior of the demised premises particularly described herein, specifically including but not limited to all plumbing, wall, ceiling, doors, floor, electrical systems, and any air conditioning or heating units in said premises, normal wear and tear excepted.

        41. In the event said premises or any part thereof shall sustain damage due to Lessee's use of said premises, or as a result of the negligence of Lessee or Lessee's agents, servants, or employees, Lessee agrees to promptly repair such damage and to thereby restore said premises to the condition existing immediately prior to such damage, normal and wear and tear excepted.

        SIGNAGE

        42. Lessee, at Lessee's option, may mount display signs provided such signs are in accordance with local law, ordinance, or rule of the community. Lessee agrees to submit to Lessor a rendering of the proposed sign specifications for approval, whereupon such approval will not be unreasonably withheld. Lessee agrees at the end of said term to remove such sign from the exterior wall of said premises and to restore said wall to its original condition existing prior to the mounting of said sign thereon, normal wear and tear excepted, all of same to be done at Lessee's expense.

        43. Any failure by the Lessee to secure the Lessor's documented approval for signage and subsequent installation of a sign, will result in this Lease Agreement being null and void and the Lessee vacating said premises within fifteen (15) days. This determination will be made solely and entirely by the Lessor, only.

        ACCELERATION

        44. If any rental payment becoming due hereunder is not paid within thirty (30) days after written notice, the entire rental provided for in this Lease Agreement for the unexpired term of this Lease Agreement shall at once become due and payable in full at the option of Lessor.

        INSURANCE

        45. During the term of this Lease Agreement and any extension thereof, the Lessee shall, at no cost to Lessor, maintain and provide general liability insurance for the benefit and protection of both the Lessor and Lessee in an amount not less than One Million ($1,000,000.00) Dollars for injuries to any one (1) person and not less than One Million ($1,000,000.00) Dollars for injuries to more than one (1) person arising out of any one accident or occurrence and for damages to property in an amount not less than One Hundred Thousand ($100,000.00) Dollars. The Lessor shall be named as additional insured in the following manner: American Industrial Center, a Limited Partnership, and Daniel J. and Laurel R. Woods, Owners, and will be provided with a thirty (30) day notice of intent or cancellation or renewal of said insurance policy.

        ENTIRE AGREEMENT


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        46.    This Lease Agreement and attached exhibits contain the entire agreement of the parties hereto, and incorporates any and all prior understandings and agreements of the parties relating to said premises.

        CONDITION OF DEMISED PREMISES

        47. At the end of said term, Lessee agrees to peacefully yield up and deliver said premises to Lessor in the same condition said premises are in at the commencement of the term of this Lease Agreement, less reasonable wear. Lessee acknowledges and confirms that said premises are in good condition and repair at the time of the execution of these presents.

        LATE RENTALS

        48. If rent payment is post dated after the 5th day of the month, Lessee agrees to pay a late charge of Fifty ($50.00) Dollars, plus ten ($10.00) Dollars per day for each day rent is not paid after Five (5) days. If during the term of this Lease Agreement, Lessee's rental payments become fifteen (15) days past due, or a draft is returned unpaid for any reason, Lessor will require a certified or cashier's check in the amount of the rental plus any late charges and penalties as provided for by law, to be delivered to Lessor or its agent.

        RENT ABATEMENT

        50. No abatement, diminution, or reduction of rent shall be claimed or allowed to Lessee or any person claiming under him, whether for inconvenience, discomfort, interruption of business or otherwise, arising from the making of alterations, improvements, or repairs to the premises, because of any governmental laws or arising from and during the restoration of the demised premises after the destruction or damage thereof by fire or other cause or the taking or condemnation of a portion only of the demised premises if such destruction is caused by the Lessee's negligence. Rent may abate if due to other circumstances.

        SUBORDINATION

        51. This Lease Agreement and all rights of Lessee hereunder shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the demised premises, or any part thereof, and to any and all renewals, modifications, or extensions of any such mortgages. Lessee shall on demand execute, acknowledge, and deliver to Lessor, without expense to Lessor, any and all instruments that may be necessary or proper to subordinate this Lease Agreement and all rights therein to the lien of any such mortgage or mortgages and each renewal, modification, or extension, and if Lessee shall fail at any time to execute, acknowledge, and deliver any such subordination instrument, Lessor, in addition to any other remedies available in consequence thereof, may execute, acknowledge, and deliver the same as Lessee's attorney in fact and in Lessee's name. Lessee hereby irrevocably makes, constitutes, and appoints Lessor, its successors and assigns, his attorney in fact for that purpose.


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        TITLES OR CAPTIONS

        52. All paragraph titles or captions contained in this Lease Agreement and the order thereof are for convenience only and shall not be deemed as part of this Lease Agreement.

        WITNESS:                                   LESSEE:


                                            /s/ Larry W. Cashion         5/13/98
        --------------------------          ------------------------------------
                                            Larry Cashion                   Date
                                            Etch Art Inc.

        WITNESS:                            LESSEE:

                                            /s/ Daniel J. Woods          5/19/98
        --------------------------          ------------------------------------
                                            Daniel J. Woods,                Date
                                            American Industrial Center





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